SECOND AMENDMENT
     BANKERS TRUST COMPANY
     (U.S. CUSTODY)

This Second Amendment ("Second Amendment") dated as of May 4, 1999, between Golden American Life Insurance Company (the "Customer") and Bankers Trust Company (the "Custodian");

WITNESSETH:

     WHEREAS, The Customer and Custodian have entered into a Custody Agreement dated February 13, 1995 (the "Agreement") and a First
Amendment dated May 13, 1996 (the "Amendment"), and

     WHEREAS, the Customer and Custodian desire to continue the Agreement as amended on the same terms and conditions as existing as of the date hereof, notwithstanding that the Customer and Custodian will no longer be affiliated entities upon the closing of that Stock Purchase Agreement dated May 3, 1996 between Whitewood Properties Corp. and Equitable of Iowa Companies ("Stock Purchase Agreement");

     NOT, THEREFORE, THE parties hereto hereby agree as follows:

1. Continuation of Agreement. Effective as of the Closing Date (as defined in the Stock Purchase Agreement), the Agreement, as amended by the Amendment, shall continue upon the same terms and conditions; provided, however, that Customer may terminate the Agreement upon thirty (30) days notice to Custodian.

2. Reference to and Effect Upon the Agreement. Except as specially amended and agreed to above, the terms and provisions of the Agreement and the amendment are hereby ratified and confirmed and shall remain in full force and effect.

3.   Acknowledgement of Applicability of Stock Purchase Agreement.
  The Customer and Custodian hereby acknowledge that this Second Amendment is being entered into pursuant to Section 5.13 of the Stock Purchase Agreement, and each agree to undertake such further actions as may be necessary to carry out and effectuate the purposes of
  Section 5.13 of the Stock Purchase Agreement as related to the services to be provided pursuant to the Agreement.

IN WITNESS WHEREOF, the parties hereby have caused this Second Amendment to be duly executed by their respective authorized officers as of the date appearing in the first paragraph.





     BANKERS TRUST COMPANY


     By: ________________________/s/

     Name:     Joseph Wadlinger

     Title:    Vice President


     GOLDEN AMERICAN LIFE INSURANCE COMPANY

     By:  _______________________/s/

     Name:     Mary Bea Wilkinson

     Title:    Senior Vice President & Treasurer

     By:  ________________________/s/

     Name:     Barnett Chernow

     Title:    Executive Vice President

     FIRST AMENDMENT

This FIRST AMENDMENT ("Amendment") dated as of May 13, 1996 between GOLDEN AMERICAN LIFE INSURANCE COMPANY (the
"Customer") and BANKERS TRUST COMPANY (the "Custodian");

     WITNESSETH:

WHEREAS, the Customer and the Custodian have entered into a Custody Agreement dated as of February 13, 1996 (the
"Agreement"); and

WHEREAS, the Customer and the Custodian have agreed to amend the Agreement on the terms and conditions herein set forth;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Amendment to Agreement. Effective as of the date hereof, the Agreement is hereby amended by inserting the following into the first paragraph of Section 9, after the sixth sentence thereof:

     The Custodian shall indemnify the Customer for any loss of Securities in the Custodian's custody to the extent that such loss was caused by the negligence or dishonesty of the Custodian. In the event of a loss of Securities for which the Custodian is obligated to indemnify the Customer, the Custodian shall either replace the Securities or the value of the Securities together with the value of any loss of rights or privileges resulting from said loss of Securities.

2. Reference to and Effect Upon the Agreement. Except as specifically amended above, the terms and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

4. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date appearing in the first paragraph above.


                              BANKERS TRUST COMPANY

                              By:  ____________________/s/

                              Name:     Joseph Wadlinger

                              Title:    Vice President


                              GOLDEN AMERICAN LIFE INSURANCE

                              By:                      /s/

                              Name:     Mary Bea Wilkinson

                              Title: Senior Vice President &
Treasurer

                              By:                      /s/

                              Name:     David L. Jacobson

                              Title:    Senior Vice
President & Asst. Sec.

     BANKERS TRUST COMPANY
     CUSTODIAN AGREEMENT
     US CUSTODY

     AGREEMENT dated as of February 13, 1995 between BANKERS
TRUST COMPANY (the "Custodian") and Golden American Life
Insurance Company (the "Customer").

     1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of the Customer which are delivered to and accepted by the Custodian (the "Property") pursuant to the terms and conditions set forth herein. Without limitations, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of the Customer that is acceptable for deposit ("Securities") and cash from whatever source and in whatever currency ("Cash"). The Custodian shall not be responsible for any property of the Customer held or received by the Customer or others and not delivered to and accepted by the Custodian or any of its Subcustodians (as that term is defined in Section 4 below) as hereinafter provided.

     2. Custody Account. The Custodian agrees to establish and maintain one or more custody accounts on its books in the name of the Customer (the "Account") for any and all Property consisting of Securities from time to time received and accepted by the Custodian or any of its Subcustodians for the account of the Customer. Any and all Property consisting of Cash from time to time received and accepted by the Custodian or any of its Subcustodians for the account of the Customer shall be credited to one or more demand deposit accounts or custody cash accounts of the Customer
(the "Cash Account") on the books of the Custodian. The Custodian shall have the right, in its sole discretion, to refuse to accept any Property that is not in proper form for deposit for any reason. The Customer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons, and warrants its authority to deposit in the Account or Cash Account, as the case may be, any Property received therefor by the Custodian or its Subcustodian and to give, and authorize others to give, instructions relative thereto pursuant to the terms of this Agreement. The Custodian may deliver securities of the same class in place of those deposited in the Account. The
Customer further agrees that the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Account or the Cash
Account, as the case may be, be affected by, any agreement between the Customer and any other person.

     The Custodian shall hold, keep safe and protect as custodian for the Account, on behalf of the Customer, all Property in the Account and the Cash Account. Subject to the provisions of the next paragraph relating to Securities issued outside of the United States and collections of income in a currency other than United States dollars, all transactions involving the Property shall be executed or settled solely in accordance with Instructions (as that terms is defined in Section 8), except that until the Custodian receives Instructions to the contrary, the Custodian will:

          (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as same become payable and credit the same to the Cash Account;

          (b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian is actually aware of such opportunities and credit the cash received to the Cash Account;

          (c) (I) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement of securities, for the Securities themselves); and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (I) above) is received for the Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

          (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears and expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Cash Account with the net proceeds of such sale:

          (e) execute in the Customer's name for the Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

          (f) appoint brokers and agents for any of the ministerial transaction involving the Securities described in (a) - (e), including, without limitation, affiliates of the Custodian or any Subcustodian.

     Notwithstanding the foregoing and any Instructions received in connection therewith, with respect to Securities issued outside of the United States, the Custodian shall not assume any responsibility with respect to coupon payments, redemptions, exchanges, or similar matters affecting such Securities, and its duties hereunder shall be limited to the safekeeping of such Securities only. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars as soon as practicable, and in effecting such conversions the Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates.

     The Custodian shall deliver, subject to Section 7 below, any and all Property in the Account in accordance with Instructions and, in connection therewith, the Customer will accept delivery of Securities of the same class and denomination in place of those contained in the Account.

     3. Records, Ownership of Property and Statements. The ownership of the Property, whether held by the Custodian or a Subcustodian or in a Securities System (as that term is defined in Section 4) in which the Custodian participates, shall be clearly recorded on the Custodian's books as belonging to the Account or the Cash Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account and the Cash Account. All accounts, books and records of the Custodian relating thereto shall be open, upon reasonable notice from the Customer to the Custodian, to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer.

     Subject to the election of the Customer as hereinafter provided, the Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in the Account or the Cash Account held by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement; and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be correct for all purposes with respect to all information set forth therein. In addition, the Customer understands that it has the option to elect to participate in the Custodian's electronic on-line service and communication system which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy (the "Electronic On-Line System"): (I) all transactions involving the delivery in and out of the Account on a free or payment basis; (ii) payments of principal and interest or dividends; (iii) pending transactions and fails; and (iv) schedules of Securities in the Account plus the market values thereof.
To the extent that the electronic On-Line system shall include market values of Securities in the Account, the Customer hereby acknowledges that the Custodian now obtains and will in the future obtain information on such values from outside sources (presently Mellon Invest Data Corporation and Telstat) which the Custodian deems to be reliable, confirms that the Custodian does not verify nor represent or warrant either the accuracy or the completeness of any such information furnished or transacted by or through the Electronic On-Line System, and the Custodian shall be without liability in selecting and using such sources and furnishing any information derived therefrom.

          4.   Subcustodians, Securities Systems and Foreign
Subcustodians.

          (a) The Customer authorizes and instructs the Custodian to hold the Property in the Account in custody accounts which have been established by the Custodian with (a) one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. (individually, a "Subcustodian"), or (b) a U.S. securities depository or clearing agency or system in which the Custodian or a Subcustodian participates (individually, a "Securities
System"). The Custodian shall select in its sole discretion the entity or entities in the custody of which any of the Securities may be so maintained or with which any Cash may be so deposited. The Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities
System.
          (b) In the event that the Customer invests in a Security for which the principal trading market is a country other than the United States or which is to be acquired or presented for payment in a country other than the United
States, the Custodian will use reasonable effort to appoint a subcustodian in the appropriate jurisdiction ("Foreign
Subcustodian"). The Foreign Subcustodian may be a banking institution, securities depository or securities clearing system organized under the laws of a country other than the United States.

          5. Holding of Securities, Nominees, etc. Securities in the Account which are held by the Custodian or any Subcustodian may be held by such entity in the name of the Customer, in the Custodian's or Subcustodian's own name, in the name of the Custodian's or Subcustodian's nominee, or in bearer form. Securities which are held by a Subcustodian or are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers. The Custodian or Subcustodian, as the case may be, may combine certificates representing
  Securities held in the Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by one of its Subcustodians and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject tot he rules or regulations pertaining to allocation of any securities depository in which such Securities have been deposited, allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

    13.     Notices.    Except as otherwise provided in this Agreement, all
requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed, if to the Customer:

    GOLDEN AMERICAN LIFE INSURANCE COMPANY
    1001 JEFFERSON STREET, SUITE 400
    WILMINGTON, DE 19801
    TELEPHONE #: 302-576-3418
    FACSIMILE #: 302-576-3590
    and if to the Custodian, to

    BANKERS TRUST COMPANY
    16 Wall Street, New York, New York 10005
    Attention: Andrew Rabinovich
    Fax: 212-618-3096
    Telex:
    Answerback:

or in the case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of telex, when the proper number and acknowledged by a proper answerback.

    14.     Security for Payment.   To secure payment of all fees to Custodian
hereunder, including but not limited to amounts payable pursuant to the indemnification provisions, the Customer hereby grants to Custodian a coninuing security interest in and right of setoff against the Account, the Cash Account and all Property held therein from time to time in the full amount of such obligations. Should the Customer fail to pay promptly any amounts owed hereunder, Custodian shall be entitled to use available Cash in the Cash Account, and to dispose of Securities in the Account as is necessary. In any such case and without limiting the foregoing, the Custodian shall be entitled to take such other action(s) or exercise such other options, poewers and rights as the Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

    15.     Governing Law and Successors and Assigns.   This Agreement shall be
governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

    16. Publicity. Customer shall furnish to Custodian at its office referred to in Section 13 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

    17.     Submissions to Jurisdiction.    To the extent, if any, to which the
Customer nor any of its respective properties may be deemed to have or hereafter to acquire immunity, on the ground of soveriegnty or otherwise, from any judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedinngs to judgement or in aid of execution) in any jurisdiction, the Customer hereby waives such immunity and aggrees not to claim the same. Any suit, in action or proceeding arising out of this Agreement may be instituted